Exhibit 21

                        GLOBAL ENTERTAINMENT CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             (as of August 29, 2008)

                                                                State or Country
                                                               of Incorporation
Name of Subsidiary                                              or Organization
------------------                                              ---------------

Cragar Industries, Inc. (1)                                         Delaware
Encore Facility Management (1)                                      Nevada
Global Entertainment Marketing Systems, Inc. (1)                    Nevada
Global Entertainment Ticketing (1)                                  Nevada
Global Personnel, LLC (3)                                           Arizona
Global Properties I (1)                                             Nevada
Global of Prescott Valley, LLC (3)                                  Arizona
Global of Rio Rancho, LLC (3)                                       New Mexico
Global of Wenatchee, LLC (3)                                        Washington
Global of Youngstown, LLC (3)                                       Arizona
Hidalgo Events Center, LLC (3)                                      Texas
International Coliseums Company, Inc. (1)                           Nevada
Prescott Valley Events Center, LLC (2)                              Arizona
Wenatchee Events Center, LLC (3)                                    Washington
Western Professional Hockey League, Inc. (1)                        Texas

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(1)  wholly owned subsidiary of Global Entertainment Corporation
(2)  50% owned subsidiary of Global Entertainment Corporation
(3) single member LLC, where Global Entertainment Corporation is the sole member